EXHIBIT 99.1

NEWS RELEASE
For Immediate Release:
December 28, 2021

Sterling Acquires a Soil Stabilization Business in the Southeast
THE WOODLANDS, TX – December 28, 2021 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that it has acquired Kimes & Stone (“Kimes”). Kimes provides a diversified services offering of soil stabilization for site development on e-commerce projects such as large fulfillment and distribution centers and data centers, as well as soil stabilization for roadways and manufacturing plant construction. The transaction includes a fleet of soil stabilization equipment and working capital, and provides an experienced and highly effective management team and workforce. Additionally, Sterling’s site development business has been Kimes’ major customer for the last several years.
Acquisition Highlights
•An all-cash purchase price of $7.6 million which equates to a purchase price multiple of 3 to 4 times EBITDA;
•Provides vertical integration for our specialty infrastructure services adding capacity, assets, and people;
•Includes a broad range of high-quality private and public customers in rapidly growing end markets; and
•Adds to our geographic footprint throughout the Southeast region.
“The addition of Kimes allows us to further broaden our e-infrastructure service offering to our key blue-chip customers throughout the southeast,” said Joe Cutillo, Sterling’s Chief Executive Officer. “Since our purchase of Plateau a little more than two years ago, we have seen a significant increase in demand for the superior performance of soil cement stabilization as opposed to the stone stabilization method. Kimes’ strong culture, equipment fleet, and solid competencies in soil cement stabilization will allow us to rapidly expand these capabilities into our existing and future geographic footprint.”
About Sterling
Sterling Construction Company, Inc. operates through a variety of subsidiaries within three segments specializing in Heavy Civil, Specialty Services, and Residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain States, California, and Hawaii, as well as other areas with strategic construction opportunities. Heavy Civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail, water, wastewater, and storm drainage systems. Specialty Services projects include site development activities, foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and communities, our customers, and our investors – that is The Sterling Way.

Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our county to grow.”

Important Information for Investors and Stockholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our projections or expectations relating to synergies and other benefits from the transaction; our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including the possibility that the anticipated benefits from the transaction cannot be fully realized or may take longer to realize than expected, the possibility that the costs or difficulties of integration of the Kimes business will be greater than expected and our ability to hire and retain the Kimes employees. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to such factors as well as the other factors included in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer (281) 214-0777	Investor Relations Counsel: The Equity Group Inc. Jeremy Hellman, CFA (212) 836-9626